Exhibit 10.20

LEASE AGREEMENT

1.

Parties.

THIS AGREEMENT, made this 12th day of December, 2013, by and between GMBC-4, LP, a Pennsylvania limited partnership (hereinafter called “Lessor”), of the one part, and Nocopi Technologies, Inc., a Maryland corporation (hereinafter called “Lessee”), of the other part (hereinafter, the “Lease”).

2.

Premises, Use, Term and Minimum Rent.

WITNESSETH THAT:   Lessor does hereby demise and let unto Lessee all that certain portion of the premises consisting of 6,126 +/- square feet identified as 480 Shoemaker Road Suite 104, hereinafter referred to as the “Demised Premises” and further described on the attached Exhibit “A” and being located in a 49,352 +/- square foot building  (the “Property”), in the Gulph Mills Business Center (the “Business Center”), in the Township of Upper Merion, in the County of Montgomery, Commonwealth of Pennsylvania, to be used and occupied as general office and warehouse space and for the mixing of ink technology and for no other purpose, for the term of five (5) years and three (3) months (plus the period between the delivery date, if it falls on a day other than the first day of a month, and the first day of the next month) (the “Term”) commencing upon January 1, 2014 (the “Commencement Date”), with the minimum rent to be paid in accordance with the rent schedule herein, payable without deduction or setoff,  in monthly installments, in advance during the said Term of this Lease, on the first day of each month, with the first installment of minimum rent and additional rent to be paid at the time of signing this Lease (the “Rent”).   The first rental payment to be made during the occupancy of the Demised Premises shall be adjusted to pro-rate a partial month of occupancy, if any, at the inception of this Lease.

3.

Rent Schedule.

Base Rent:

Monthly

Annual

January 1-March 31, 2014

Additional Rent Only

N/A

April 1, 2014 - March 31, 2015

$3,675.60

$44,107.20

April 1, 2015 – March 31, 2016

$3,777.70

$45,332.40

April 1, 2016 – March 31, 2017

$3,879.80

$46,557.60

April 1, 2017 – March 31, 2018

$3,981.90

$47,782.80

April 1, 2018 – March 31, 2019

$4,084.00

$49,008.00

Additional Rent: Additional Rental payments shall be due in addition to Base Rent payments and shall commence upon Delivery of Possession and are subject to adjustment in accordance with paragraph 9 herein.

4.

Place of Payment.

All Rent shall be payable without prior notice or demand to Lessor at the offices of Lessor’s Agent, Gambone Management Co.,  located at 1030 W. Germantown Pike, East Norriton, Pa. 19403 or at such other place as Lessor may from time to time designate by notice in writing.

5.

Agency.

It is hereby expressly agreed and understood that NAI GEIS Realty Group, Inc.  is acting as agent for the Lessee; and said agent shall not in any event be held liable to the Lessor or to Lessee for the fulfillment or non-fulfillment of any of the terms or conditions of this lease, or for any action or proceedings that may be taken by the Lessor against Lessee, or by Lessee against the Lessor.

6.

Security Deposit.

Lessee does herewith deposit with Lessor the sum of $3,676.00 to be held as security for the full and faithful performance by Lessee of Lessee’s obligations under this Lease and for the payment of damages to the Demised Premises (the “Security Deposit”).  Except for such sum as shall be lawfully applied by Lessor to satisfy valid claims against Lessee arising from any Defaults (as hereinafter defined) under this Lease or by reason of damages to the Demised Premises caused by the actions or neglect of Lessee, or its agents, employees, or invitees actions or neglect, the Security Deposit shall be returned to Lessee at the expiration of the Term of this Lease or any renewal or extension thereof without interest. Should the entire Security Deposit, or any portion thereof, be appropriated and applied by Lessor for the payment of overdue Rent or other sums due and payable to Lessor by Lessee hereunder, then Lessee shall, within 5 days after written demand of Lessor, remit to Lessor a sufficient amount in cash to restore said security to the original sum deposited.  It is understood that no part of any Security Deposit is to be considered as the last rental due under the terms of this Lease.

7.

Holdover

This Lease shall terminate and Lessee shall deliver up and surrender possession of the Demised Premises to Lessor on the last day of the term of this Lease, and Lessee hereby waives the right to any notice of termination or notice to quit.

It is expressly understood by Lessee that Lessee's right to possession of the Demised Premises under this Lease shall terminate at the expiration or earlier termination of the Term, and should Lessee continue thereafter to remain in possession, such tenancy shall construed to be a tenancy from month to month at one hundred fifty percent (150%) of the monthly minimum Rent then in effect on such expiration or termination date (other charges).  Lessor shall, should it so elect, be entitled to the benefits of all provisions of law with respect to summary recovery of possession from a holdover Lessee.  Lessee shall indemnify and save harmless Lessor from any claim, damage, expense, cost or loss which Lessor may incur by reason of any such holding over, including without limitation, any claim of a succeeding Lessee, or any loss by Lessor with respect to a lost opportunity to re-let the Demised Premises.

8.

Possession.

(a)

Delivery of Possession.  “Delivery of Possession” within the meaning of this Lease shall be accomplished by delivery to Lessee of a key to the Demised Premises after Lessor has substantially completed Lessor’s Work (as defined hereunder) as set forth in Exhibit “B”, if any.

(b)

Inability to give Possession.  If Lessor is unable to give Lessee possession of the Demised Premises, as herein provided, by reason of the holding over of a previous occupant, or by reason of any cause beyond the control of the Lessor, the Lessor shall not be in Default, or liable for damages to the Lessee therefor, and during the period that the Lessor is unable to give possession, all rights and remedies of both parties hereunder shall be suspended, and if Lessor is unable for any reason to give possession of the Demised Premises within 150 days from the date of this Lease and commencement of Lessor’s Work (as defined hereunder), if any, subject to extensions for delays beyond Lessor’s control (including but not limited to damage and/or destruction and delays caused by Lessee) Lessor or Lessee shall have the option, by notice to the other party, to cancel this Lease and receive return of any prepaid Rents and security deposit in full and final settlement of any and all claims against Lessor, and this Lease shall be null and void and of no further force and effect.

9.

Additional Rent.

(a)   Taxes and Insurance.   Lessee shall pay as Additional Rent its proportionate share of real estate taxes and an administration fee of fifteen percent (15%) of the sum of said cost, and its proportionate share of the property and liability insurance, including loss of rent insurance.  Lessee’s proportionate share of taxes and insurance shall be calculated as a fraction, the numerator of which is the square footage of the Demised Premises and the denominator of which is the square footage of the Building, which is approximately 12.41%.

The cost for taxes and insurance shall be payable monthly by Lessee commencing with the due date of first rental payment, without deduction or setoff.  Lessor shall establish the monthly amount due based on previous year’s bills and shall have the right to bill Lessee for any shortfall at the end of each calendar year.  Lessor shall credit any overpayment from Lessee against future taxes and insurance costs to be due.

(b)   Common Area Maintenance.  During the term of this Lease, any renewals, extensions, or expansions thereof, Lessee shall be responsible for its proportionate share of the common area maintenance and repairs applicable to the Demised Premises, including but not limited to the macadam, outside lighting, snow removal, trash removal (subject to subparagraph (c) below), landscaping, cleaning of debris and an administration fee of 15%of the sum of said costs (“CAM”).  Lessee’s proportionate share of CAM shall be calculated as a fraction, the numerator of which is the square footage of the Demised Premises and the denominator of which is the square footage of the Building , which is approximately 12.41%, and shall be paid by the Lessee monthly at the same time as each installment of minimum rent is payable hereunder.  Lessor will calculate the expenses at the end of each calendar year, provide Lessee with a breakdown of expenses, and give a credit for any overpayment or bill for any shortfall in amount paid by Lessee.  If there is a shortfall in amount paid, Lessee shall pay the amount of the shortfall within fifteen (15) days after receipt of the bill from Lessor or Lessor’s agent.

The cost for CAM shall be payable monthly by Lessee commencing the due date of first rental payment, without deduction or setoff.  Lessor shall establish the monthly amount due based on previous year’s bills and shall have the right to bill Lessee for any shortfall at the end of each calendar year.  Lessor shall credit any overpayment from Lessee against future CAM costs to be due.

Lessor covenants and agrees to keep and retain books and records supporting the amount and computation of all Additional Rent under this Lease for at least two (2) years, and permit Lessee or its financial advisor or accountant to examine, audit and photocopy such books and records from time to time at Lessee’s expense (but not more frequently than once in any consecutive twelve month period) during Lessor’s normal business hours and upon at least thirty (30) days prior notice.  If, upon any such inspection, a discrepancy of greater than five percent (5%) is found between the charge assessed against Lessee and the actual charge that is determined to have been due to Lessor for such period, then Lessor will promptly reimburse Lessee for all reasonable internal and actual out-of-pocket costs incurred in conducting such inspection, including but not limited to the financial advisor’s/accountant’s fees.  If the charge assessed against Lessee is less than the actual charge then Lessee will promptly reimburse Lessor for all reasonable internal and actual out-of-pocket costs incurred in preparing for such inspection, including but not limited to any outside vendor used to copy the information.

(c)    Refuse.  Lessor shall provide for trash removal service as part of the CAM.  Lessor shall have the right to exclude trash removal from CAM and instead provide or designate a separate container or service for collection of Lessee’s trash, so long as designated service rates are reasonable (in which event Lessee shall pay for trash collection directly to the vendor).   Lessee, at its expense, agrees to comply with each present and future law, ordinance and regulation regarding the collection, sorting, separation or recycling of waste products, garbage, refuse and trash (collectively, "Wastes") in or about the Demised Premises.  Lessee shall sort and separate Wastes into such categories as required by law.  Each separately sorted category of Wastes shall be placed in separate receptacles designated and approved by Lessor.  Such separate receptacles shall be removed from the Demised Premises in accordance with a collection schedule prescribed by law or as otherwise prescribed by Lessor.  Lessor reserves the right to refuse to collect or accept from Lessee any Wastes that are not separate and sorted as required by law, and to require Lessee to arrange for such collection at Lessee's expense, utilizing a contractor satisfactory to Lessor.

In the event Lessee’s trash use is excessive, as determined by Lessor in its reasonable discretion, Lessor may designate a separate container or service for collection of Lessee’s trash, and the costs shall be paid by Lessee, so long as designated service rates are reasonable.   Lessee, at its expense, agrees to comply with each present and future law, ordinance and regulation regarding the collection, sorting, separation, disposal and/or recycling of medical waste in or about the Demised Premises.

(d)   Estimate for Common Area Maintenance, Taxes and Insurance.   Lessor estimates in good faith and with a reasonable basis to do so, but without any warranty or guaranty, that the first year’s additional rent for CAM, taxes and insurance (“Additional Rent”) will be approximately $1,021.00 per month; $12,252.00 per year based on $2.00 PSF.

(e)   Utilities.    Lessee shall be solely responsible for, agrees to contract with, and promptly pay all charges for utilities including but not limited to heat, electricity, gas, water, sewer, telephone, or any other utility or other service rendered, used or consumed in the Demised Premises by Lessee, and service inspections made thereof.  Lessee also accepts the responsibility for the connection and disconnection of these utilities and the maintenance thereof, in the event maintenance is required as a result of Lessee’s use, misuse, or abuse.  Lessee agrees to contact all appropriate utility companies to transfer all metering into Lessee’s name as of the commencement date of this Lease.  Lessee agrees to be responsible for all costs, including, but not limited to, service charges related to transferring of utility accounts into Lessee’s name and the cost of utilities commencing as of the Delivery of Possession of the Demised Premises.

Charges for said herein mentioned utility consumption shall emanate either from the utility company if there is a meter to measure Lessee’s use of any such utility, or, if not, Lessor shall pay the utility company bills directly and submit an invoice to Lessee for reimbursement for said utility consumption based on Lessee’s proportionate share of the Building, which shall be calculated as a fraction, the numerator of which is the square footage of the Demised Premises and the denominator of which is the square footage of the Building.  Lessor shall have no liability to Lessee for disruption of any utility service, and in no event shall such disruption constitute constructive eviction or entitle Lessee to an abatement of Rent or other charges.

Lessee shall pay Lessor all such amounts billed by Lessor within 15 days after receipt by Lessee of copies of bills.

(f)   Damages for Default.   Lessee agrees to pay as Rent, in addition to the minimum base rental herein reserved, any and all sums which may become due by reason of the failure of Lessee to comply with all of the covenants of this Lease and any and all damages, costs and expenses which the Lessor may suffer or incur by reason of any default of the Lessee or failure on his part to comply with the covenants of this Lease, and each of them, and also any and all damages to the Demised Premises caused by any act or neglect of the Lessee.

10.

Affirmative Covenants of Lessee.

Lessee covenants and agrees that it will without demand:

(a)   Payment of Rent.   Pay the Rent and all other charges herein reserved as Rent at the times and at the place that the same are payable, without fail; and if Lessor shall at any time or times accept said Rent or Rent charges after the same shall have become delinquent, such acceptance shall not excuse delay upon subsequent occasions, or constitute or be construed as a waiver of any of Lessor’s rights.   Lessee agrees that any charge or payment herein reserved, included, or agreed to be treated or collected as Rent and/or any other charges, expenses or costs herein agreed to be paid by Lessee may be proceeded for and recovered by Lessor by legal process in the same manner as Rent due in and arrears.

(b)   Cleaning, Repairing, etc.   Keep the Demised Premises clean and free from all refuse; replace all glass windows, doors, etc. broken during the Lease Term and extensions thereof ; keep all drain and waste pipes open; keep the Demised Premises sufficiently heated to prevent freezing of water in pipes and fixtures;  repair all damage to plumbing and to the Demised Premises in general; keep the same in good order and repair as upon Lessor’s delivery; reasonable wear and tear and casualty not caused by Lessee, its agents, employees or invitee’s actions or neglect excepted.  The Lessee agrees to surrender the Demised Premises in the same condition in which Lessee has herein agreed to keep the same during the continuance of this Lease.

(c)   Requirements of Public Authorities.   Comply with any and all requirements of any of the constituted public authorities, and with the terms of any State or Federal statute or local ordinance or regulation applicable to Lessee, or its use of the Demised Premises, or the repair, maintenance, equipping, or design thereof, and indemnify and save Lessor harmless from penalties, fines, costs or damages resulting from failure to do so.

(d)   Fire.   Use every reasonable precaution against fire.

(e)   Rules and Regulations.   Comply with reasonable rules and regulations, not inconsistent with this Lease, of Lessor promulgated as hereinafter provided and the Declaration of Gulph Mills Business Park Condominium dated May 5, 2000, as may be amended, recorded in Deed Book 5315 Page 2001 at the Montgomery County Recorder of Deeds.  Lessor shall use its best commercial efforts to enforce the rules and regulations promulgated under this Lease on a non-discriminatory basis, and in a manner that is fully consistent with the covenant of quiet enjoyment.

(f)   Surrender of Possession.   Peacefully deliver up and surrender possession of the Demised Premises to the Lessor at the expiration or sooner termination of this Lease, promptly delivering to Lessor at its office all keys for the Demised Premises.

(g)   Notice of Fire, etc.   Give to Lessor prompt written notice of any accident, fire or damage occurring on or to the Demised Premises.

(h)  Condition of Pavement.   Be responsible for the condition of the pavement and curb during the Term of this Lease; shall keep the pavement free from snow and ice; and shall be and hereby agrees that Lessee is solely liable for any accidents, due or alleged to be due to their defective condition, or to any accumulations of snow and ice.

(i)   Agency on Removal.   Agree that if, with the permission in writing of Lessor, Lessee shall vacate or decide at any time during the Term of this Lease, or any renewal thereof, to vacate the herein Demised Premises prior to the expiration of this Lease, or any renewal thereof, Lessee will not cause or allow any other agent to represent Lessee in any sub-letting or re-letting of the Demised Premises other than an agent approved by the Lessor and that should Lessee do so, or attempt to do so, the Lessor may remove any signs that may be placed on or about the Demised Premises by such other agent without any liability to Lessor or to said agent, the Lessee assuming all responsibility for such action.

(j)  Mechanic’s Liens.  Do all things reasonably necessary to prevent the filing of any mechanic's or other liens against the Demised Premises or any part thereof or against the Lessor’s property by reason of work, labor, services or materials supplied or claimed to have been supplied to Lessee, or anyone holding the Demised Premises, or any part thereof, through or under Lessee.  If any such lien shall at any time be filed against the Demised Premises or Lessor’s property, Lessee shall cause the same to be discharged of record, by bonding or otherwise, within fifteen (15) days after the date of filing of the same.  If Lessee shall fail to discharge such lien within such period, then, in addition to any other right or remedy of Lessor resulting from Lessee's said Default, Lessor may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by giving security or in such other manner as is, or may be, prescribed by law.  Lessee shall repay to Lessor, as Additional Rent, on demand, sums disbursed or deposited by Lessor pursuant to the foregoing, including Lessor's costs, expenses and reasonable attorneys' fees incurred by Lessor in connection therewith, plus interest at the rate of fifteen percent (15%) or the highest rate permitted by law from the date of payments by Lessor until repaid by Lessee.  Nothing contained herein shall imply any consent or agreement on the part of Lessor to subject Lessor's estate to liability under any mechanic's or other lien law.

(k)  Loading.  Perform all loading and unloading of goods only at such times in the areas and through the entrances as may be designated for such purposes by Lessor from time to time.  Lessee will not permit any trailers or trucks to remain parked overnight in any area of the Business Center, whether loaded or unloaded.

(l)  Parking.  Require Lessee's employees to park their cars only in those portions of the parking areas or such other places as are designated for that purpose by Lessor.  Lessee agrees that, from time to time upon written notice from Lessor, Lessee will within five (5) days furnish Lessor with the State automobile license numbers assigned to Lessee's cars and the cars of Lessee's directors, officers, employees, agents, contractors, sub-lessees, licensees and concessionaires that work at the Demised Premises.  Violation of this clause after notice shall render Lessee liable to a parking fee at the rate of TEN and 00/100 DOLLARS ($10.00) per day, (which parking fee shall be in addition to and not in limitation of other remedies) per car, collectible as Additional Rent hereunder, and Lessor may without liability and at Lessee's sole cost and expense arrange for the towing of such improperly parked cars.

(m)  Attorney’s fees.  Pay all costs, expenses and reasonable attorneys' fees that may be incurred or paid by Lessor in enforcing the covenants, conditions and agreements of this Lease, provided Lessor prevails in its action to enforce the covenants, conditions and agreements of this Lease; provided, however, that Lessor shall pay all costs, expenses and reasonable attorney’s fees that may be incurred or paid by Lessee in the event Lessee prevails in any action to enforce the covenants, conditions and agreements of this Lease.

11.

Negative Covenants of Lessee.

Lessee covenants and agrees that it will do none of the following things without first obtaining the consent, in writing of Lessor, and without providing Lessor with reimbursement for any cost and expenses incurred or incidental to Lessee’s proposed action.

(a)   Use of Premises.   Occupy the Demised Premises in any other manner or for any other purpose than as above set forth.

Use or suffer or permit the use of the Demised Premises or any part for any purpose or use in violation of any law or ordinance or any regulation of any governmental authority, or in any manner that will constitute an unreasonable annoyance to any occupant of the Business Center, or a nuisance, or that will injure the reputation of the Business Center or any part thereof, or for any hazardous purpose, or in any manner that will violate, suspend, void or serve to increase the insurance premium rate of, or make inoperative, any policy or policies of insurance of any kind whatsoever at the time carried on any property, buildings or improvements in the Business Center or any part thereof, including the Demised Premises.  In the event of a breach of this covenant, in addition to all other remedies of Lessor hereunder, Lessee agrees to pay to Lessor as Additional Rent any and all increase or increases of premiums on insurance carried by Lessor on the Demised Premises or the building of which the same may be a part

(b)   Assignment and Subletting.   Without the prior written consent of the Lessor which will not be unreasonably withheld, delayed or conditioned, assign, mortgage or pledge this Lease or under-let or sub-lease the Demised Premises, or any part thereof, or permit any other person, firm or corporation to occupy the Demised Premises, or any part thereof; nor shall any assignee or sub-lessee assign, mortgage or pledge this Lease or such sub-lease, without an additional written consent by the Lessor, and without such consent no such assignment, mortgage or pledge shall be valid.  If the Lessee becomes insolvent, or makes an assignment for the benefit of creditors, or if a petition in bankruptcy is filed by or against the Lessee or a bill in equity or other proceeding for the appointment of a receiver for the Lessee is filed, or if the real or personal property of the Lessee shall be sold or levied upon by any Sheriff, Marshal or Constable, the same shall be a violation of this covenant.

(c)   Signs.   Place or allow to be placed any stand, booth, sign or showcase upon the doorsteps, vestibules or outside walls or pavements of said Demised Premises, or paint, place, erect or cause to be painted, placed or erected any sign, projection or device on or in any part of the Demised Premises without an additional written consent by the Lessor, and without such consent no such sign, projection or device shall be valid.  Lessee shall remove any sign, projection or device painted, placed or erected, if permission has been granted and restore the walls, etc., to their former conditions, at or prior to the expiration or earlier termination of this Lease.   In any case of the breach of this covenant (in addition to all other remedies given to Lessor in case of the breach of any conditions or covenants of this Lease), Lessor shall have the privilege of removing said stand, booth, sign, show case, projection or device, and restoring said walls, etc., to their former condition, and Lessee, at Lessor’s option, shall be liable to Lessor for any and all cost and expenses so incurred by Lessor.   In requesting Lessor’s consent for building and entrance signage, Lessee shall provide signage specifications and plans for Lessor’s review, in accordance with Upper Merion Township’s code requirements.  Any signage permitted to be erected will be at Lessee’s sole cost, subject to Lessor’s approval and the applicable code and permits issued by Upper Merion Township.

(d)   Alterations and/or Improvements.   Make any alterations, improvements, or additions to the Demised Premises.  All alterations, improvements, additions or fixtures, whether installed before or after the execution of this Lease, shall remain upon the Demised Premises at the expiration or sooner termination of this Lease, and become the property of the Lessor, unless Lessor shall, prior to the termination of this Lease, have given written notice to Lessee to remove the same, in which event Lessee will remove such alterations, improvements and additions and restore the Demised Premises to the same good order and condition in which they now are.  Should Lessee fail so to do, Lessor may do so, collecting, at Lessor’s option, the cost and expense thereof from Lessee as Additional Rent.

Prior to the commencement of any alterations and/or improvements to the Demised Premises Lessee agrees to submit to Lessor: (i) any plans and specifications covering all work which Lessee proposes to do in the Demised Premises; (ii) mechanics lien waivers signed by Lessee’s contractors, along with the filing fee; and (iii) certificates of insurance from Lessee’s contractors (naming Lessor, its agent, and Lessor’s mortgagee as additional named insured) in such amounts as Lessor may reasonably require.  Such plans and specifications shall be prepared in such detail as Lessor may require, and Lessee agrees not to commence any work until Lessor has approved such plans and specifications and Lessee's contractors in writing.  Lessor's review and approval of Lessee's plans and specifications are for compliance with Lessor's criteria only, and this approval does not relieve Lessee of responsibility for compliance with the Lease, field verification of dimensions and existing conditions, coordination with other trades, job conditions and compliance with all governing codes and regulations applicable to Lessee's work.  No responsibility for proper engineering, safety, design of facilities or compliance with all applicable governing codes and regulations is implied or inferred on the part of Lessor by any such approval.

Additionally, Lessee shall engage Lessor’s sprinkler contractor, at Lessee’s cost, to perform any change to the existing sprinkler system or heads in the Demised Premises, if applicable.

(e)   Machinery.   Not suffer, allow, or permit any vibration, noise, light, noxious odor, or other effect to emanate from the Demised Premises, or from any machine or other installation therein that, in Lessor’s reasonable opinion, is harmful to the building or disturbing to other tenants occupying other parts thereof.  Upon notice by Lessor to Lessee that any of the aforesaid is occurring, Lessee agrees to forthwith remove or control the same.

(f)   Weights.   Place any weights in any portion of the Demised Premises beyond the safe carrying capacity of the structure.

(g)   Fire Insurance.   Do or suffer to be done, any act, matter or thing objectionable to the fire insurance companies whereby the fire insurance or any other insurance now in force or hereafter to be placed on the Demised Premises, or any part thereof, or on the building of which the Demised Premises may be a part, shall become void or suspended, or whereby the same shall be rated as a more hazardous risk than at the date of the execution of this Lease, or employ any person or persons objectionable to the fire insurance companies or carry or have any benzine or explosive matter of any kind in and about the Demised Premises.  In case of a breach of this covenant (in addition to all other remedies given to Lessor in case of the breach of any conditions or covenants of this Lease) Lessee agrees to pay Lessor as Additional Rent any and all increase or increases of premiums on insurance carried by Lessor on the Demised Premises, or any part thereof, or on the building of which the Demised Premises may be a part, caused in any way by the occupancy of Lessee.

(h)   Removal of Goods.   Remove, attempt to remove or manifest an intention to remove Lessee’s goods or property from or out of the Demised Premises otherwise than in the ordinary and usual course of business, without having first paid and satisfied Lessor for all Rent which may become due during the entire Term of this Lease.

(i)   Vacate Premises.   Vacate, abandon or desert said Demised Premises during the term of this lease, or permit the same to be empty and unoccupied.

(j)  Obstructions.   Use the sidewalks, parking lot and/or walkways for the display, storage, placement, and/or sale of any merchandise, equipment, or devices.

(k)  Advertising.  Use any objectionable advertising medium within the Business Center or in or about the Demised Premises, including, without limiting the generality of the foregoing, flashing lights, search lights, handbills, loudspeakers, phonographs, public address systems, sound amplifiers, radios or televisions which are visible or can be heard or experienced outside the Demised Premises.

Solicit business for itself or permit its licensees or concessionaires to solicit business, distribute handbills, engage in public sales demonstrations, itinerant vending or other activity, whether similar or dissimilar to any of the foregoing, in the parking areas, common areas or other common facilities.

Advertise or conduct an auction, fire, bankruptcy and/or going-out-of-business sale in the Demised Premises or any portion thereof.

(l)  Awnings.  Attach any awning, antenna or other projection to the roof or the outside walls of the Demised Premises or the building of which the same are a part.

12.

Lessor’s Rights.

Lessee covenants and agrees that Lessor shall have the right to do the following things and matters in and about the Demised Premises:

(a)   Inspection of Premises.   At all reasonable times, with reasonable prior notice to Lessee and without disturbing Lessee’s tenancy, personally or their duly authorized agents to go upon and inspect the Demised Premises and every part thereof, and/or at Lessor’s option to make repairs, alterations and additions to the Demised Premises or the building of which the Demised Premises is a part.

(b)  Rules and Regulations.  At any time or times and from time to time make such reasonable rules and regulations that do not adversely affect Lessee’s tenancy as may be necessary or desirable, in Lessor’s opinion, for the safety, care, and cleanliness of the Demised Premises and/or of the building of which the Demised Premises is a part and of real and personal property contained therein and for the preservation of good order.  Such rules and regulations shall, when communicated in writing to Lessee, form a part of this Lease.

(c)   Sale or Rent Sign/Prospective Purchasers or Tenants.   To display a “For Sale” sign at any time, and also, after notice from either party of intention to terminate this Lease, or at anytime within six months prior to the expiration of this Lease, a “For Rent” sign; or both “For Rent” and “For Sale” signs; and all of said signs shall be placed upon such part of the Demised Premises as Lessor may elect and may contain such matter as Lessor shall require.  Persons authorized by Lessor may inspect the Demised Premises at reasonable hours during the said periods.

(d)   Discontinue Facilities and Service.   Lessor may discontinue at any time, any or all facilities furnished and services rendered by Lessor not expressly covenanted for herein, or that are necessary or appropriate for Lessee’s quiet enjoyment of the Premises and Adjacent Area; or required to be furnished or rendered by law; it being understood that they constitute no part of the consideration for this Lease.

13.

Responsibility of Lessee.

(a)

Lessee agrees to relieve and hereby relieves the Lessor from all liability by reason of any injury or damage to any person or property in the Demised Premises, whether belonging to the Lessee or any other person caused by any fire, breakage, or leakage in any part or portion of the building of which the Demised Premises is a part or from water, rain or snow that may leak into, issue or flow from any part of the said Demised Premises, or of the building of which the Demised Premises is a part, from the drains, pipes, or plumbing work of the same, or from any place or quarter, unless such breakage, leakage, injury or damage be caused by or result from the negligence or intentional acts of Lessor.

(b)

Lessee also agrees to relieve and hereby relieves the Lessor from all liability by reason of any damage or injury to any property or to Lessee or Lessee’s guests, servants or employees which may arise from or be due to the use, misuse or abuse of all or any of the elevators, hatches, openings, stairways, hallways of any kind whatsoever which may exist or hereafter be erected or constructed on the said Demised Premises or the sidewalks surrounding the building of which may arise from defective construction, failure of water supply, light, power, electric wiring, plumbing or machinery, wind, lightning, storm or any other cause whatsoever on the said Demised

Premises or the building of which the Demised Premises is a part, unless such damage, injury, use, misuse or abuse be caused by or result from the negligence or intentional acts of the Lessor.

14.

Responsibility of Lessor.

(a)   Total Destruction of Premises.   In the event the Demised Premises are totally destroyed or so damaged by fire or other casualty that, in the opinion of a licensed architect retained by Lessor, the same cannot be repaired and restored within 180 days from the date of such damage or destruction (subject to extensions for delays beyond Lessor’s control) Lessee or Lessor shall have the option to terminate this Lease and the Rent shall abate for the balance of the Term.

(b)   Partial Destruction of the Premises.   If the damage be only partial and such that the Demised Premises can be restored, in the opinion of a licensed architect retained by Lessor, to approximately their former condition within 180 days from the date of such damage or destruction (subject to extensions for delays beyond Lessor’s control) Lessor may, at Lessor’s option, restore the same with reasonable promptness, reserving the right to enter upon the Demised Premises for that purpose.   Lessor also reserves the right to enter upon the Demised Premises whenever necessary to repair damage caused by fire or other casualty to the building of which the Demised Premises is a part, even though the effect of such entry be to render the Demised Premises or a part thereof untenable.   In either event the rent shall be apportioned and suspended during the time Lessor is in possession, taking into account the proportion of the Demised Premises rendered untenable and the duration of Lessor’s possession.  If a dispute arises as to the amount of rent due under this clause, Lessee agrees to pay the full amount claimed by Lessor, but Lessee shall have the right to proceed by law to recover the excess payment, if any.

(c)   Repairs by Lessor.   Lessor shall make such election to repair the Demised Premises or terminate this Lease by giving notice thereof to Lessee at the Demised Premises within thirty days from the date the Demised Premises have been destroyed or damaged by fire or other casualty.

(d)   Damage for Interruption of Use.   Except to the extent hereinbefore provided, Lessor shall not be liable for any damage, compensation, or claim by reason of the necessity of repairing any portion of the building, the interruption in the use of the Demised Premises, any inconvenience or annoyance arising as a result of such repairs or interruption, or the termination of this lease by reason of damage or destruction of the Demised Premises.

(e)   Representation of Condition of Premises.   Except as otherwise provided in this Lease, (a) Lessor has let the Demised Premises in their present “As Is” condition and without any representations, other than those specifically endorsed hereon by Lessor, through its officers, employees, servants and/or agents, and (b) Lessor is under no duty to make repairs, alterations, or decorations at the inception of this Lease or at any time thereafter unless such duty of Lessor shall be set forth in writing endorsed hereon.

(f)    Zoning.   It is understood and agreed that the Lessor hereof does not warrant or undertake that the Lessee shall be able to obtain a permit under any Zoning Ordinance or Regulation for such use as Lessee intends to make of the said Demised Premises, and nothing in this Lease contained shall obligate the Lessor to assist Lessee under any Zoning Ordinance or Regulation, this Lease shall not terminate without Lessor’s consent, and the Lessee shall use the Demised Premises only in a manner permitted under such Zoning Ordinance or Regulation.

15.

Miscellaneous Agreements and Conditions.

(a)   Effect of Repairs on Rental.   No contract entered into or that may be subsequently entered into by Lessor with Lessee, relative to any alterations, additions, improvements or repairs, nor the failure of Lessor to make such alterations, additions, improvements or repairs as required by any such contract, nor the making by Lessor or its agents or contractors of such alterations, additions, improvements or repairs shall in any way affect the payment of the Rent or said other charges at the time specified in the Lease, except as otherwise provided in this Lease or to the extent and in the manner hereinbefore provided.

(b)   Waiver of Custom.   It is hereby covenanted and agreed, any law, usage or custom to the contrary notwithstanding, that Lessor shall have the right at all times to enforce the covenants and provisions of  this Lease in strict accordance with the terms hereof, notwithstanding any conduct or custom on the part of the Lessor in refraining from so doing at any time or times; and, further, that the failure of Lessor at any time or times to enforce its rights under said covenants and provisions strictly in accordance with the same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions and covenants of this Lease or as having in any way or manner modified the same.

(c)   Conduct of Lessee.   This Lease is granted upon the express condition that Lessee and/or the occupants of the Demised Premises shall not conduct themselves in a manner which is improper or objectionable, and if at any time during the Term of this Lease or any extension or continuation thereof Lessee or any occupier of the said Demised Premises shall have conducted himself in a manner which is improper or objectionable, Lessee shall be taken to have broken the covenants and conditions of this Lease, and Lessor will be entitled to all of the rights and remedies granted and reserved herein, for the Lessee’s failure to observe all of the covenants and conditions of this Lease.

(d)   Failure of Lessee to Repair.   In the event of the failure of Lessee promptly to perform the covenants of section 10(b) hereof, Lessor may go upon the Demised Premises and perform such covenants, the cost thereof, at the sole option of Lessor, to be charged to Lessee as additional and delinquent Rent.

(e)   Waiver of Subrogation.   Lessor and Lessee hereby agree that all insurance policies which each of them shall carry to insure the Demised Premises and the contents therein against casualty loss shall contain waivers of the right of subrogation against Lessor and Lessee herein, their heirs, administrators, successors, and assigns.

(f)

Consent.   With respect to any provision of this Lease which provides that Lessor shall not unreasonably withhold or unreasonably delay any consent or approval, Lessee shall not be entitled to make any claim for, and Lessee hereby expressly waives, any claim for damages, it being expressly understood and agreed that Lessee’s sole remedy therefor shall be an action for specific performance.

(g)  Recordation.  This Lease, or a memorandum thereof, shall not be recorded in any office of public record.

16.

Remedies of Lessor.

If the Lessee

(a)

Does not pay in full when due any and all installments of Rent and/or any other charge or payment herein reserved, included, or agreed to be treated or collected as Rent and/or any other charge, expense, or cost herein agreed to be paid by the Lessee; or

(b)

Violates or fails to perform or otherwise breaks any covenant or agreement herein contained; or

(c)

Vacates the Demised Premises or removes or attempts to remove or manifests an intention to remove any goods or property therefrom otherwise than in the ordinary and usual course of business without having first paid and satisfied the Lessor in full for all Rent and other charges then due or that may thereafter become due until the expiration of the then current Term, above mentioned; or

(d)

Becomes insolvent, or makes an assignment for the benefit of creditors, or if a petition in bankruptcy is filed by or against Lessee or a complaint in equity or other proceedings for the appointment of a receiver for Lessee is filed, or if proceedings for reorganization or for composition with creditors under any State or Federal law be instituted by or against Lessee, or if the real or personal property of Lessee shall be levied upon or be sold, or if for any other reason Lessor shall, in good faith, believe that Lessee’s ability to comply with the covenants of this Lease, including the prompt payment of Rent hereunder, is or may become impaired; or

(e)

If Lessee fails more than twice within any twelve (12) month period to observe or perform any covenant condition, or agreement of this Lease (including without limitation the payment of Rent), regardless of whether such default shall be cured by Lessee, the third default shall at the election of Lessor, in its sole and absolute discretion, be deemed a non-curable event of Default.

(f)

The death of Lessee or any guarantor of Lessee’s obligations; or the commencement of steps or proceedings toward the dissolution, winding up, or other termination of the existence of Lessee or of any guarantor of Lessee’s obligations.

(Sections 16(a) through 16(f) being collectively referred to herein as a “Default”) thereupon:

(1)  The whole balance of Rent and other charges, payments, costs, and expenses herein agreed to be paid by Lessee, or any part thereof, and also all costs and officer’s commissions including watchmen’s wages shall be taken to be due and payable and in arrears as if by the terms and provisions of this Lease said balance of Rent and other charges, payment, taxes, costs and expenses were on that date, payable in advance.   Further, if this Lease or any part thereof is assigned, or if the Demised Premises, or any part thereof is sub-let, Lessee hereby irrevocably constitutes and appoints Lessor as Lessee’s agent to collect the rents due from such assignee or sub-lessee and apply the same to the Rent due hereunder without in any way affecting Lessee’s obligation to pay any unpaid balance of Rent due hereunder; or

(2)   At the option of Lessor, this Lease and the terms hereby created shall terminate and become absolutely void without any right on the part of Lessee to reinstate this Lease by payment of any sum due or by other performance of any condition, term, or covenant broken; whereupon, Lessor shall be entitled to recover damages for such breach in an amount equal to the amount of Rent reserved for the balance of the Term of this Lease, less the fair rental value of the said Demised Premises for the remainder of the Lease Term.

17.

Further Remedies of Lessor.

In the event of any Default as above set forth in Section 16, Lessor, or its agents, at Lessor’s option:

(a)

May let said Demised Premises or any part or parts thereof to such person or persons as may, in Lessor’s discretion be best; and Lessee shall be liable for any loss of Rent for the balance of the then current term.  Any such re-entry or re-letting by Lessor under the terms hereof shall be without prejudice to Lessor’s claim for actual damages, and shall under no circumstances, release Lessee from liability for such damages arising out of the breach of any of the covenants, terms, and conditions of this Lease.

(b)

May have and exercise any and all other rights and/or remedies, granted or allowed landlords by any existing or future Statute, Act of Assembly, or other law of the state in cases where a landlord seeks to enforce rights arising under a lease agreement against a tenant who has defaulted or otherwise breached the terms of such lease agreement; subject, however, to all the rights granted or created by any such Statute, Act of Assembly, or other law of this state existing for the protection and benefit of tenants; and

(c)

May have and exercise any and all other rights and remedies contained in this Lease, including  the rights and remedies provided by Section 18 and 19 hereof.

18.

Intentionally Omitted.

19.

Confession of Judgment for Possession of Real Property.

LESSEE COVENANTS AND AGREES THAT IF THIS LEASE SHALL BE TERMINATED (EITHER BECAUSE OF CONDITION BROKEN DURING THE TERM OF THIS LEASE OR ANY RENEWAL OR EXTENSION THEREOF AND/OR WHEN THE TERM HEREBY CREATED OR ANY EXTENSION THEREOF SHALL HAVE EXPIRED) THEN, AND IN THAT EVENT, LESSOR MAY CAUSE A JUDGMENT IN EJECTMENT TO BE ENTERED AGAINST LESSEE FOR POSSESSION OF THE DEMISED PREMISES, AND FOR THAT PURPOSE LESSEE HEREBY AUTHORIZES AND EMPOWERS ANY PROTHONOTARY, CLERK OF COURT OR ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR LESSEE AND CONFESS JUDGMENT AGAINST LESSEE IN EJECTMENT FOR POSSESSION OF THE HEREIN DEMISED PREMISES, AND AGREES THAT LESSOR MAY COMMENCE AN ACTION PURSUANT TO PENNSYLVANIA RULES OF CIVIL PROCEDURE NO. 2970 ET. SEQ. FOR THE ENTRY OF AN ORDER IN EJECTMENT FOR THE POSSESSION OF REAL PROPERTY, AND LESSEE FURTHER AGREES THAT A WRIT OF POSSESSION PURSUANT THERETO MAY ISSUE FORTHWITH, FOR WHICH AUTHORIZATION TO CONFESS JUDGMENT AND FOR THE ISSUANCE OF A WRIT OR WRITS OF POSSESSION PURSUANT THERETO, THIS LEASE, OR A TRUE AND CORRECT COPY THEREOF, SHALL BE SUFFICIENT WARRANT.   LESSEE FURTHER COVENANTS AND AGREES, THAT IF FOR ANY REASON WHATSOEVER, AFTER SAID ACTION SHALL HAVE COMMENCED THE ACTION SHALL BE TERMINATED AND THE POSSESSION OF THE DEMISED PREMISES SHALL REMAIN IN OR BE RESTORED TO LESSEE, LESSOR SHALL HAVE THE RIGHT UPON ANY SUBSEQUENT DEFAULT OR DEFAULTS, OR UPON THE TERMINATION OF THIS LEASE AS ABOVE SET FORTH TO COMMENCE SUCCESSIVE ACTIONS FOR POSSESSION OF THE PREMISES LEASED HEREUNDER.

20.

Affidavit of Default.

In any procedure or action to enter judgment by Confession in Ejectment for possession of real property pursuant to Section 19 hereof, if Lessor shall first caused to be filed in such action an affidavit or averment of the facts constituting the default or occurrence of the condition precedent, or event, the happening of which default, occurrence, or event authorizes and empowers Lessor to cause the entry of judgment by confession , such affidavit or averment shall be conclusive evidence of such facts, defaults, occurrences, conditions precedent, or events; and if a true copy of this Lease (and the truth of which such affidavit or averment shall be sufficient evidence) be filed in such procedure or action, it shall not be necessary to file the original as a Warrant of Attorney, any rule of court, custom, or practice to the contrary notwithstanding.

21.

Waivers by Lessee of Errors, Right of Appeal, Stay, Exemption, Inquisition.

Lessee hereby releases to Lessor and to any and all attorneys who may appear for Lessee all errors in any procedure or action to enter Judgment by Confession by virtue of the warrants of attorney contained in this Lease and all liability therefor.  Lessee further authorizes the Prothonotary or any Clerk of Court of Record to issue a Writ of Execution or other process, and further agrees that real estate may be sold on a Writ of Execution or other process.  If proceedings shall be commenced to recover possession of the Demised Premises either at the end of the Term or sooner termination of this Lease or for non-payment of Rent or for any other reason, Lessee specifically waives the right to the three (3) months’ notice to quite and/or the fifteen (15) or thirty (30) days’ notice to quit required by the Act of April 6, 1951, P.L. 69, as amended, and agrees that five (5) days notice shall be sufficient.

22.

Intentionally Omitted.

23.

Remedies Cumulative.

All of the remedies herein before given to Lessor and all rights and remedies given to it by law and equity shall be cumulative and concurrent.   No termination of this Lease or the taking or recovering possession of the Demised Premises shall deprive Lessor of any of its remedies or actions against the Lessee for Rent due at the time or which, under the terms hereof would in the future become due as if there had been no termination, nor shall the bringing of any action for Rent or breach or covenant, or the resort to any other remedy herein provided for the recovery of Rent be construed as a waiver of the right to obtain possession of the Demised Premises.

24.

Condemnation.

In the event that the Demised Premises, or any part thereof, is taken or condemned for a public or quasi-public use, this Lease shall, as to the part so taken, terminate as of the date title shall vest in the condemnor, and Rent shall abate in proportion to the square feet of leased space taken or condemned or shall cease if the entire premises be so taken.  In either event the Lessee waives all claims against the Lessor by reason of the complete or partial taking of the Demised Premises.

25.

Permits and Licenses.

Lessee shall be responsible for obtaining all permits and licenses that may be required by applicable law for conduct of Lessee’s business at the Demised Premises and Lessee shall be responsible for the permits and licenses fees related thereto.  This includes any permits and licenses which may be required for the installation of signs.

26.

Insurance and Waiver of Subrogation.

(a)

Lessee's Insurance and Types.   At all times during the Term of this Lease, Lessee shall pay all premiums for and maintain in effect with a responsible company or companies licensed in the Commonwealth of Pennsylvania, acceptable to Lessor, policies of insurance in a form acceptable to Lessor for the benefit of Lessor, Lessor's agent, mortgagee and Lessee, as their interests may appear, as follows, and such other types of insurance, including business interruption insurance, and such additional amounts of insurance as, in Lessor's judgment, are necessitated by good business practice:

(1)

Insurance covering Lessee's trade fixtures, furnishings, equipment, betterments and leasehold improvements (whether included in Lessee's Work or existing at the time Lessee took possession), inventory and other installations of Lessee, in an amount not less than one hundred percent (100%) of their full replacement cost from time to time during the Term, providing "all-risk” protection against perils, without limitation, included within the standard state form of fire and broad form extended coverage insurance policy, together with insurance against sprinkler damage, vandalism and malicious mischief as included under standard insurance industry practices within the classification "Fire Extended Coverage, Vandalism and Malicious Mischief, and Sprinkler Leakage."  For the purpose of this Section 26, leasehold improvements shall include all improvements to the Demised Premises excepting the roof, floor slab and exterior walls.

(2)

Plate glass insurance covering the plate glass in the Demised Premises.

(3)

Broad form comprehensive public liability insurance in companies acceptable to Lessor, and naming as additional named insured Lessor and Lessor's Managing Agent, with minimum limits of $1,000,000.00 on account of bodily injuries to or death of one person as a result of one occurrence, and not less than $2,000,000.00 on account of bodily injuries to or death of one or more persons as a result of one occurrence, and which the property damage limit shall not be less than $ 300,000.00.   In addition, Lessor requires an excess liability or umbrella policy in an amount not less than $1,000,000.00 with a self-insured retention not greater than $10,000.   Lessor shall have the right from time to time, on not less than thirty (30) days' notice, to require Lessee to reasonably increase the amount and/or type of coverage required to be maintained under this Lease.  If the nature of Lessee's operation is such as to place any or all of its employees under the coverage of local Worker's Compensation or similar statutes, Lessee shall also keep in force, at its own expense, Worker's Compensation or similar insurance affording statutory coverage and containing statutory limits.

(b)

Certificates of Insurance.   Lessee will furnish to Lessor, at the time Lessee receives possession of the Demised Premises, copies of policies or certificates of insurance evidencing coverages required by this Lease.  All policies required hereunder shall contain an endorsement providing that the insurer will not cancel or materially change the coverage of said policy or policies without first giving thirty (30) days' prior written notice thereof to Lessor and shall name Lessor and Gambone Management Co. as Additional Insureds.

(c)

Casualty.  In the event the Demised Premises or its contents are damaged or destroyed by fire or other insured casualty, (i) Lessor, to the extent of the coverage of Lessor's policies of insurance, hereby waives its rights, if any, against Lessee with respect to such damage or destruction, even if such fire or other casualty shall have been caused, in whole or in part, by the negligence of Lessee, its agents, servants or employees, and (ii) Lessee, to the extent of the coverage of Lessee's policies of insurance, hereby waives its rights, if any, against Lessor with respect to such damage or destruction, even if such fire or other casualty shall have been caused, in whole or in part, by the negligence of Lessor, its agents, servants, or employees; provided, however, such waivers of subrogation shall be effective only with respect to loss or damage occurring during such time as Lessor's or Lessee's policies of insurance (as the case may be) shall contain a clause or endorsement providing in substance that the aforesaid waiver of subrogation shall not prejudice the type and amount of coverage under such policies or the right to Lessor or Lessee (as the case may be) to recover thereunder.  If, at any time, Lessor's or Lessee's insurance carrier refuses to write insurance which contains a consent to the foregoing waiver of subrogation, Lessor or Lessee, as the case may be, shall notify the other party thereof in writing and upon the giving of such notice, the provisions of this Section shall be null and void as to any casualty which occurs after such notice.  If Lessor's or Lessee's insurance carrier shall make a charge for the incorporation of the aforesaid waiver of subrogation in its policies, then the party requesting the waiver shall promptly pay such charge to the other party, upon demand.  In the event the party requesting the waiver fails to pay such charge upon demand, the other party shall be released of its obligations to supply such waiver.

(d)

Blanket Insurance Policies.   Any insurance required of Lessee under this Lease may be furnished by Lessee under a blanket policy carried by it.  Such blanket policy shall contain an endorsement that names Lessor, Lessor's agent, mortgagee and Lessee as additional named insureds; references the premises; and guarantees a minimum limit available for the premises equal to the insurance amounts required in this Lease.

(e)

Subrogation.  Each policy evidencing the insurance to be carried by Lessee under this Lease shall contain a clause that such policy and coverage evidenced thereby shall be written as a primary policy which does not contribute to and is not in excess of coverage which Lessor may carry.

(f)

Compliance with Insurance and Governmental Requirements.  Subject only to Lessor’s express obligations set forth herein, Lessee agrees at its own expense to comply with (and to make all alterations, improvements and changes required, with respect to the Demised Premises, by) all Governmental Requirements (including without limitation the Americans with Disabilities Act and comparable legal requirements), as well as the recommendations and requirements, with respect to the Demised Premises, or its use or occupancy, of the insurance underwriters or insurance rating bureau or any similar public or private body and any governmental authority having jurisdiction with respect to the use or occupancy of the building of which the Demised Premises is a part, including, but not limited to, installation of fire extinguishers or automatic detection and/or suppression systems, any changes, modifications or alterations in the detection and/or suppression systems or additional detectors and/or sprinkler heads or the location of partitions, trade fixtures, or other contents of the Demised Premises.

(g)

Effect on Lessor’s Insurance.   Lessee shall not do or suffer to be done, or keep or suffer to be kept, anything in, upon or about the Demised Premises which will contravene Lessor’s policies insuring against loss or damage by fire or other hazards, or which will prevent Lessor from procuring such policies in companies acceptable to Lessor at regular rates or which will in any way cause an increase in the insurance rates for any portion of Lessor’s property.

(h)

Rent Insurance.  Lessor, should it so elect in its sole discretion, may procure Rent Insurance with respect to the Demised Premises, if available at a cost which Lessor in its sole judgment deems reasonable, against loss of rents for reasons set forth in this Lease, in an aggregate amount equal to not more than twenty-four (24) times the sum of (i) the monthly requirement of Minimum Rent of such Lessee, plus (ii) the average monthly amount estimated from time to time by Lessor to be payable by such Lessee as Additional Rent herein.

27.

Late Fees.

Lessee agrees to pay immediately to Lessor a late charge of ten (10%) percent of the monthly rental for Rent and Additional Rent not received by the 5th day of the month.  All rents are due on the first of each month.  A charge of $50.00 is applicable for any checks returned from the bank, for whatever reason.

28.

Relocation.

Lessor reserves the right, anytime during the Term of this Lease or any renewal period thereof, to relocate Lessee to another area of the Business Center, provided that:  (a) Lessor provides space and continuing access by third parties including shipping companies substantially similar to Lessee’s then existing premises, and b)  Lessor reimburses Lessee for all costs of Lessee related to such relocation within the Business Center.

29.

Use of Common Areas.

Lessee shall have the nonexclusive use, in common with Lessor, other tenants, their guests and invitees, of the parking areas, driveways, and other facilities designed and intended as “Common Area” as may exist or as may be installed by Lessor during the term of this Lease, any extensions or renewals thereof.  Lessee shall have the free and unhampered right of ingress and egress, in common with others, over these facilities.   If the Lessee’s use of common area is abnormal, or if the Lessee misuses said Common Area, then the cost to correct will be borne solely by the Lessee.

30.

Condition of Premises at Lease Inception.

Except as provided herein to contrary, Lessor shall make renovations in accordance with Exhibit “B” (“Lessor’s Work”).

31.

Maintenance and Repairs.

Lessee shall be responsible for all maintenance and repairs except that Lessor shall be responsible for roof and structural repairs to the building of which the Demised Premises is a part, provided Lessee or its employees or agents have not caused damage to the roof or structure.  Lessee is not permitted to place anything on the roof of the Demised Premises or to make any holes in the roof without first obtaining written permission from Lessor.   In the event any holes are required to be cut in the roof, Lessor, at Lessee's expense, will engage Lessor's roofing contractor approved by Lessor's bonding company to flash and patch such holes so as to maintain the validity of Lessor's roof bond and responsibility thereunder.

Lessee, Lessee’s agents, employees and representatives, shall endeavor to maintain the Demised Premises and the property of which the Demised Premises is a part, in a clean and trash free manner.  Further, the Demised Premises shall not be littered with discarded parts, goods, or abandoned property of the Lessee.   Outside storage is prohibited unless written approval of Lessor is obtained.  In addition to any other right or remedy of Lessor resulting from Lessee's violation of this provision regarding outside storage, Lessee shall pay to Lessor an amount equal to $100.00 per day for such violation.

32.

Accessibility.

Lessee agrees that he and all occupants of the Demised Premises shall not add, remove, alter, or change any locks or locking devices unless Lessor is notified and supplied with necessary key.  Any damage resulting from inaccessibility shall be the responsibility of the Lessee.   Lessor, Lessor’s agent and Lessee shall be the only parties with keys to the Demised Premises.

33.

Emission of Fumes and Chemicals.

Lessee agrees that no noxious fumes or hazardous wastes or chemicals will be emitted from the Demised Premises in the daily conduct of the Lessee’s business.

34.

Heating and Air Conditioning Maintenance.

Lessee agrees that Lessor will (at Lessee’s cost) employ the services of a heating and air conditioning contractor in order to service the heating and air conditioning unit at least two times per year.   Lessee shall be responsible for the cost of the service contract, as well as, all maintenance and repairs of said units, including replacement.

35.

Hazardous Substances.

Lessee hereby covenants and agrees that Lessee shall:

(a)

Give written notice to the Lessor of any activity or operation to be conducted by the Lessee, its subtenants, licensees or concessionaires at the Demised Premises which involves the use, handling, generation, treatment, storage or disposal of any hazardous substance or waste.  Such written notice shall be delivered to the Lessor at least thirty (30) days prior to the initiation of any such activity or operation and shall contain at least the following:

(i)  a description of such activity or operation

(ii)  a detailed description of how and where such hazardous substances or wastes will be used, handled, generated, treated, stored, disposed, or otherwise managed;

(ii)  a good-faith estimate of the maximum quantity of such hazardous substances or wastes that will be present at any one time on the Demised Premises during any calendar month; and,

(iv)  a copy of any permits or licenses obtained by  governing the activity or operation.

(b)

Comply with all present and future federal, state and local laws, codes, ordinances, regulations and permit and licenses conditions governing the discharge, emission or disposal of any pollutant in, to or from the Demised Premises, other premises or the environment and prescribing methods for storing, handling or otherwise managing hazardous substances and wastes including, but not limited to, the then-current versions of the following statutes, their state analogs, and the regulations implementing them:  The Resource Conservation and Recovery Act (42 U.S.C. 6901 et seq.); the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C.  9601 et seq.); the Clean Water Act (33 U.S.C. 1251 et seq.); the Clean Air Act (42 U.S.C.  7401 et seq.); and the Toxic Substances Control Act (15 U.S.C. 2601 et seq.).

Lessee shall obtain all permits, licenses and approvals required under federal, state and local laws, codes, ordinances and regulations.  Lessee shall give prompt written notice to the Lessor of any violation of any such law, code, ordinance or regulation by the Lessee, its subtenants, licensees or concessionaires, whether or not a citation or other notice of violation has been issued by a governmental authority, and shall take all steps necessary to remedy such violation.

(c)

Lessee, upon expiration or termination of this Lease, shall render to Lessor the Demised Premises in clean condition and free from the presence and contamination of any hazardous substances or wastes other than any of the same which were present at the commencement of this Lease.  Prior to the expiration, Lessor reserves the right to have an inspection ordered to determine compliance with applicable environmental rules and regulations and the existence or any hazardous substance or hazardous waste.  All costs for said testing and inspections, if required by Lessor, shall be at the sole cost and expense of Lessee.  In the event it is determined that any hazardous substance or hazardous waste have been introduced to the Demised Premises by Lessee, it’s agents, employees or invitees, then Lessee agrees to be responsible and pay for all cost associated with clean-up or removal of said hazardous waste or  substance.  In the event that said clean-up or removal cannot be accomplished by the end of the Term of  the Lease, then the Term shall be automatically extended for such period as it takes to remove or clean up the items found.  During this extended term, all terms and conditions of the Lease shall be increased by the sum of ten (10%) percent over the rental in effect immediately prior to the end of the then current Term.  After removal or clean-up of the items in question, a final report shall be prepared demonstrating that the Demised Premises complies with all applicable environmental rules, regulations and agencies.  Said inspection, if required, shall be paid for by Lessee.

(d)

To the extent permissible by law, Lessee shall accept full responsibility for and protect, defend, indemnify and save harmless Lessor, its officers, agents and employees from and against any and all claims, actions, suits, losses, damages, liability and expenses of any character including, but not limited to, costs of investigation, remediation, consequential damages, including loss of rent with respect to the Demised Premises or with respect to any other portion of the (Lessor’s) premises, fines or penalties, and reasonable legal fees in connection with (but not limited to):  loss of life, personal or bodily injury, disease, sickness, mental distress and/or damage to any property (including the loss of use resulting therefrom) or to the environment arising or resulting during or subsequent to the Lease Term from or out of any conduct, activity, act, omission or operation involving the use, handling, generation, treatment, storage, disposal, other management or release of any hazardous substance or waste at or from the Demised Premises not caused by Lessor.

36.

Indemnifications.

Lessee will indemnify Lessor and save Lessor, including Lessors agents, employees and the respective partners, officers, employees and agents of Lessor, harmless from and against any and all claims, actions, damages, liability and expense (including without limitation reasonable fees of attorney’s, investigators and experts) in connection with (a) loss of life, personal injury or damage to property caused to any person in or about the Demised Premises, or arising out of the occupancy or use by Lessee of the Demised Premises or any part thereof, or occasioned wholly or in part by any act or omission of Lessee, its agents, contractors, employees, licensees or invitees, unless such loss, injury or damage was caused by the gross negligence or willful misconduct of Lessor, or (b) any failure of Lessee to observe, perform or comply with any of the terms, covenants and conditions of this Lease.   Without limiting the foregoing or any other waivers in favor of Lessor set forth in this Lease, Lessee will forever release and hold Lessor harmless from all claims arising out of damage to Lessee’s property unless such damage occurs as a result of Lessor’s gross negligence or willful misconduct and in no event shall Lessor be liable for damage to Lessee’s property which is or could have been insured against by Lessee under commonly available insurance policies.  In case any such claim, action or proceeding for which Lessor is indemnified is brought against Lessor, upon notice from Lessor and at Lessee’s sole cost and expense, Lessee shall resist or defend such claim, action or proceeding or shall cause it to be resisted or defended by an insurer.

37.

Condition of Premises When Vacated.

Upon vacating Demised Premises, Lessee agrees to remove all personal items and debris, broom clean premises, and leave all mechanical equipment in working order as delivered and replace all burned out bulbs.

38.

Option to Renew.

Lessee shall have the option to renew this Lease for one (1) term of five (5) years, commencing on the day following the end of the initial Term, on the same terms and conditions as are in effect immediately prior to the expiration of said initial Term except for adjustment of the Minimum Rental Rate as hereinafter set forth provided that:

(a)

Lessee shall give Lessor written notice of its election to renew for the renewal Term of at least six (6) months prior to the expiration of the then current Term, and this Option to Renew shall extinguish if Lessee fails to provide such notice; and

(b)

Lessee shall not be in Default as of the date of giving of such notice of election to renew or as of the commencement date of the renewal Term; and

(c)

The rental during the renewal periods shall be:

Base Rent:

Monthly

Annual

Year 1

$4,211.63

$50,539.50

Year 2

$4,339.25

$52,071.00

Year 3

$4,466.88

$53,602.50

Year 4

$4,594.50

$55,134.00

Year 5

$4,722.13

$56,665.50

Additional Rent: Additional Rental payments shall be due in addition to Base Rent payments and shall commence upon Delivery of Possession and are subject to adjustment in accordance with paragraph 9 herein.

39.

Written Notices.

All required written notices shall be sent by certified mail, return receipt requested to the following addresses:

Lessor:

GMBC-4,LP.

PO Box 287

Fairview Village, PA 19409

Attn: Joseph R. Gambone, Jr., President

Fax: (610) 539-4701

Email: jgambone@gambone.com

With copies to:

Gambone Management Co.

Gambone Management Co.

1030 W. Germantown Pike

1030 W. Germantown Pike

East Norriton, PA 19403

East Norriton, PA 19403

Attn: Valerie Douglas

Attn: David R. Dratch, Esquire

Fax: (610) 630-0386

Fax: (610) 539-4701

Email: vdouglas@gambone.com

Email: ddratch@gambone.com

Lessee:

Prior to delivery of possession:

After delivery:

9C Portland Road

At the Demised Premises

West Conshohocken, PA 19428

Attn: __________________

Attn: _______________

Fax: _______________

Fax: _______________

Email: _________________

Email: ______________

Such addresses may be changed from time to time by either party by serving notice as above provided.

40.

Subordination.

This Lease and all its terms, covenants and provisions are and each of them is subject and subordinate to any lease or other arrangement or right to possession, under which the Lessor is in control of the Demised Premises, to the rights of the owner or owners of the Demised Premises and of the land or buildings of which the Demised Premises are a part, to all rights of the Lessor’s lender and to any and all mortgages and other encumbrances now or hereafter placed upon the Demised Premises or upon the land and/or buildings containing the same.

41.

Financial Statements.

Lessee agrees from time to time upon written request from Lessor to provide current financial statements.   The statement shall be delivered by Lessee to Lessor within thirty (30) days of request and shall be the most recent financial statement available to Lessee.

42.

Arbitration.

Any and all disputes arising from or under this Lease shall be submitted to binding arbitration as the exclusive forum for determination pursuant to Subchapter B of the Pennsylvania Uniform Arbitration Act (42 Pa. Cons. Stat. Ann. §73.41 et seq.) being common law arbitration upon joint written agreement of Lessor and Lessee.  The dispute shall be determined by a panel of three arbitrators:  one selected and paid for by the Lessor; one selected and paid for by the Lessee; and the third selected by the Lessor’s and the Lessee’s arbitrators and the cost split equally by the parties.  A majority decision of the arbitrators shall be controlling.  Notwithstanding anything to contrary contained herein, should the Lessor choose to pursue the remedy of confession of judgment possession or injunctive relief, the Lessor may pursue such relief directly in any court of competent jurisdiction in the Commonwealth of Pennsylvania.  Lessor shall not be in default until and unless a court of competent jurisdiction, or the arbitration panel, as applicable, has determined that Lessor is in Default.

43.

Estoppel Certification.

Lessee agrees that at any time and from time to time at reasonable intervals, within five (5) business days after written request by Lessor, Lessee will execute, acknowledge and deliver to Lessor, Lessor’s mortgagee, or other person designate by Lessor a certificate in a form as may, from time to time, be provided, ratifying this Lease and certifying (i) that Lessee has entered into occupancy of the Demised Premises and the date of such entry if such is the case; (ii) that the Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (or, if there has been any assignment, modification, supplement or amendment, identifying the same); (iii) that this Lease represents the entire agreement between Lessor and Lessee as to the subject matter hereof; (iv) the date of commencement and expiration of the Term; (v) that all conditions under this Lease to be performed by Lessor have been satisfied and all required contributions by Lessor to Lessee on account of Lessee and Lessee’s improvements have been received (and if not, what conditions remain unperformed); (vi) that to the knowledge of the signer of such writing no default exists in the performance or observance of any covenant or condition in this Lease and there are no defenses or offsets against the enforcement of this Lease by Lessor (or specifying each default, defense or offset of which the signer may have knowledge): (vii) that no Minimum Rent or other rental has been paid in advance and no security has been deposited with Lessor except as set forth in this Lease; (ix) the amount of Minimum Rent and other charges payable by Lessee under the Lease; (x) that Lessor has no obligation for painting, repairs or improvements to the Demised Premises; and (xi) that there are no renewal options or options to purchase or expand the Demised Premises (except as stated in this Lease).  Lessee hereby irrevocably appoints Lessor its attorney-in-fact to execute such a document in the event Lessee shall fail to do so within five (5) business days of receipt of Lessor’s request.

44.

Lease Contains All Agreements.

It is expressly understood and agreed by and between the parties hereto that this Lease and the riders attached hereto and forming a part hereof set forth all the promises, agreements, conditions and understandings between Lessor and Lessee relative to the Demised Premises, and that there are no promises, agreements, conditions or understanding, either oral or written, between them other than herein set forth.  It is further understood and agreed that, except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Lessor or Lessee unless reduced to writing and signed by them.

45.

Heirs and Assignees.

All rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several and respective heirs, executors, administrators, successors and assigns of said parties; and if there shall be more than one Lessee, they shall be bound jointly and severally by the terms, covenants and agreements herein, and the word  “Lessee” shall be deemed and taken to mean each and every person or party mentioned as a Lessee herein, be the same one or more; and if there shall be more than one , any notice required or permitted by the terms of this Lease may be given by or to any one thereof, and shall have the same force and effect as if given by or to all thereof.  The words “his” and “him” wherever stated herein, shall be deemed to refer to the “Lessor” or “Lessee” whether such Lessor or Lessee be singular or plural and irrespective of gender.   No rights, however, shall inure to the benefit of any assignee of Lessee unless the assignment to such assignee has been approved by Lessor in writing as aforesaid.

46.

Moving Clause.

Lessor and Lessee acknowledge that NAI GEIS Realty Group, Inc. was the sole and moving cause for this Lease.  Lessor agrees to pay NAI GEIS Realty Group, Inc a leasing commission by separate agreement.

47.

Heading No Part of Lease.

Any headings preceding the text of the several paragraphs and sub-paragraphs hereof are inserted solely for convenience of reference and shall not constitute a part of this Lease nor shall they affect its meaning, construction or effect.

48.

Compliance with the Americans with Disabilities Act.

Lessee, at Lessee's sole cost, shall be responsible for compliance with all provisions of the Americans with Disabilities Act, as amended, with regard to all interior spaces of the Demised Premises, including ingress and egress doors or openings.  Lessee shall indemnify Lessor for any violations of the provisions of the Americans with Disabilities Act in accordance with the indemnification provisions of this Lease.  Lessor shall be responsible for compliance with the Americans with Disabilities Act for those portions of the Business Center other than the Lessee's Demised Premises or the leased spaces of other tenants.

49.

Force Majeure.

In the event that Lessor or Lessee shall be delayed or hindered or prevented from the performance of any act required hereunder, by reason of act of God, fire casualty, action of the elements, strikes, lockouts, other labor troubles, inability to procure, or general shortage of labor, equipment, facilities, materials or supplies, failure of transportation or of power, restrictive governmental laws or regulations, riots, insurrection, war or any other cause similar or dissimilar to the foregoing beyond the control of Lessor or Lessee, the performance of such act shall be excused for the period of delay, and the period for the performance of any such act shall be extended for the period necessary to complete performance after the end of the period of such delay.  The provisions of this Section 49 shall not excuse Lessee from the prompt payment of Rent, Additional Rent or any other payments required by the terms of this Lease.

50.

Changes to Business Center/Approvals.

(a)

 Alterations to Business Center.   Lessor hereby reserves the right at any time and from time to time to:  (a) make changes or revisions in the layout of the Business Center, including, but not limited to, additions to, subtractions from, or rearrangements of the building areas and/or common areas (both interior and/or exterior); (b) construct additional or other buildings or improvements in the Business Center and make alterations thereof or additions thereto and build additional stores on any such building or buildings; and (c) increase or decrease the land size of the Business Center, and any land so added shall thereafter be subject to the terms of this Lease and shall be included in the term " Business Center " as used in this Lease, and any land so withdrawn shall thereafter not be subject to the terms of this Lease and shall be excluded from the term " Business Center " as used in this Lease.  In the event Lessor shall elect to construct any additional buildings, all easement rights granted herein to Lessee shall automatically terminate as to the land upon which such additional buildings are constructed, and Lessor shall have the absolute right to redefine the property comprising the Business Center.

(b)

Construction of Business Center.   In the event that the Business Center is not yet built and construction thereof has not commenced as of the date of this Lease, Lessor's obligations hereunder are conditioned upon Lessor obtaining all permits and approvals required from all governmental authorities for Lessor to build the Business Center.  If Lessor does not obtain such permits and approvals within twelve (12) months after the date hereof, then Lessor shall have the right to terminate this Lease by giving written notice to Lessee at any time after the expiration of twelve (12) months from the date hereof, in which event the Security Deposit shall be returned to Lessee, this Lease shall terminate, and neither party shall have any further liability hereunder.

(c)

Additions to Business Center.   Lessee acknowledges that Lessor hereby reserves the right from time to time to enlarge the Business Center by (i) constructing other buildings or portions of the Business Center, with or without any additional parking or other common areas; (ii) including within the existing Business Center other properties now or hereafter owned by Lessor adjacent to the Business Center; and (iii) constructing buildings and common areas on such additional property.  Any new buildings, properties and common areas shall be treated as though they were originally a part of the Business Center, and at the election of the Lessor all utility costs, common area maintenance charges, Real Estate Taxes and other pro rata payments required of Lessee shall be applicable to such enlarged area and improvements thereon; provided that, in such event, Lessee's share shall be appropriately adjusted to include any additional square footage contained in such new buildings or comprising additional properties added to the Business Center.  Until Lessor makes such election, Lessee's share shall continue as though such enlargement had not occurred.

51.

Lessee's Work.    Upon receiving possession of the Demised Premises from Lessor, Lessee will with due diligence proceed to install such stock, fixtures and equipment and to perform such other work as shall be necessary or appropriate in order to prepare the Demised Premises for the opening of business by Lessee (“Lessee’s Work”), as shown on Exhibit “C”..  Lessee agrees to submit to Lessor prior to the commencement of any improvements to the Demised Premises any plans and specifications covering all work which Lessee proposes to do in the Demised Premises, along with a proposal broken down in reasonable detail as to line items and a list of the Pennsylvania bonded contractors who Lessee proposes will perform Lessee's Work.  Notwithstanding the foregoing, Lessor shall have the right, but not the obligation, to designate a contractor to perform Lessee’s Work, or any portion thereof, at the same cost as provided by Lessee’s contractor.  In the event Lessee’s contractor performs any work to the electrical, mechanical, plumbing, or other systems servicing the Demised Premises, Lessee shall not allow its contractor to perform such work without giving Lessor prior written notice specifying the date the proposed work is to be performed, and Lessor shall the opportunity to have it’s contractor supervise the work, and in such event, Lessee shall be responsible for the cost of supervision not to exceed $1,500.00.  Lessee agrees not to commence work in the Demised Premises until Lessor has approved Lessee’s plans and specifications and Lessee's contractors in writing.

52.

Change Order.

No changes shall be made to the final plans and specifications, except with the prior written approval of Lessor.  If Lessee desires any changes, additions, or alterations to the final plans and specifications, such requested change must be submitted to Lessor in writing.  Such requested change must: (i) be in compliance with all applicable laws, (ii) the terms of this Lease, and (iii) agreed to between Lessor and Lessee.  Lessee shall notify Lessor within five (5) days of receipt of the reason for such change order whether Lessee wishes to make the requested changes.  If Lessee shall not so notify Lessor within the five (5) day period, it shall be conclusively deemed that Lessee has elected to withdraw the proposed change.  Any delays in delivery of possession and/or substantial completion caused by Lessee’s request for a change order, whether or not actual performed, shall extend the time for delivery of possession and/or substantial completion.

53.

Lease Execution.

The submission of this Lease to Lessee shall be for examination purposes only, and does not and shall not constitute a reservation of or option for Lessee to lease, or otherwise create any interest of Lessee in the Demised Premises.  Execution of this Lease by Lessee shall constitute Lessee’s irrevocable offer to continue for thirty (30) days from and after receipt by Lessor of said Lease or until Lessor shall deliver to Lessee written notice of rejection of Lessee’s offer, whichever shall first occur. The return to Lessor of Lessee-executed copies of this Lease shall not be binding upon Lessor, notwithstanding any preparation or anticipatory reliance or expenditures by Lessee or any time interval, until Lessor has in fact executed and actually delivered a fully-executed copy of this Lease to Lessee.

54.

Lessee’s Authority to Do Business.

(a)  Lessee represents, warrants and covenants upon the date of execution, and throughout the Term, Lessee is authorized to do business and is in good standing in the Commonwealth of Pennsylvania.

(b)  If Lessee is a corporation, partnership, limited liability company or other entity, the persons executing this Lease on behalf of Lessee represents and warrants to Lessor that they have authority to enter into this Lease on behalf of Lessee, to bind Lessee and that this Lease has been authorized and approved by the Board of Directors or other governing body of Lessee.  Lessee agrees to furnish to Lessor, upon request, evidence of authority for entering into this Lease.

55.

Prohibited Uses.

Lessee agrees that it will not do any of the following during any Term of this Lease:

Operate any of the following businesses:  A pinball, video game, or any form of entertainment arcade; a gambling or betting office, other than for the sale of lottery tickets; a massage parlor; an adult cinema, adult video store or adult bookstore selling, renting, or exhibiting primarily material of a pornographic or adult nature; an adult entertainment bar or club; a bowling alley; a roller skating or ice skating rink; a billiards parlor or pool ball; a firearms shooting range or any other use which creates or causes excessive noise; a theater; a health club; any type of educational or vocational institution; a flea market; a gas station; a facility which performs onsite auto repair; or an office except as incidental to a permitted retail use.

56.

Contingency.  The effectiveness of this Lease is contingent upon (a) Lessor obtaining possession of the Premises from the current tenant, and (b) Lessee obtaining all necessary permits and government consents to operate its business, including the making of inks, by December 31, 2013.

57.

Acknowledgement.  IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT LESSEE ACKNOWLEDGES THAT IT KNOWINGLY, WILLINGLY, INTELLIGENTLY AND VOLUNTARILY AGREES TO THE CONFESSION OF JUDGMENT CLAUSES CONTAINED IN SECTION 19 OF THIS LEASE.

 ____________________

 Lessee

58.

Provided Lessee pays the rent and complies with all other terms of this Lease, Lessee may peaceably and quietly occupy and enjoy the Premises without hindrance by Lessor or any person acting or claiming to act through or under Lessor.  Such right of quiet enjoyment includes, without limitation, the loading dock and drive-in area adjacent to the Premises (“Adjacent Area”).

In Witness Whereof, the parties hereto have executed these presents the day and year first above written, and intend to be legally bound thereby.

SEALED AND DELIVERED IN THE PRESENCE OF:

LESSOR:   GMBC-4, LP

By: GMBC-4, Inc.

/s/ Joseph R. Gambone, Jr.

Attest:

By: Joseph R. Gambone, Jr. President

LESSEE:   NO COPI TECHNOLOGIES, INC.

Witness: /s/ JoAnn Domanski

 /s/ Michael Feinstein, M.D.

JoAnn Domanski

 By: Michael Feinstein, M.D.Chairman

Director of R&D

Witness:

 /s/ James R. Davis

James R. Davis

Director of Production

EXHIBIT   “A”

DEMISED PREMISES

See attached plan.

EXHIBIT   “B”

FIT-OUT

Lessee agrees to accept the Demised Premises in its “as is” condition on the date possession is made available to Lessee without any express or implied warranty concerning the condition of the Demised Premises by Lessor or its agents, and Lessee agrees, at its sole cost and expense, to complete all improvements necessary to prepare the Demised Premises for the conduct of Lessee’s business in the Demised Premises.

Provided however, Lessor shall provide all mechanical, HVAC, lighting and electrical systems in good working condition.

Landlord shall provide a fresh coat of paint on all office walls.

Landlord shall provide new carpeting in the entire office space including the entrance vestibule.

Landlord shall make all repairs on the loading dock and will deliver the loading dock in good working condition.

Notes:

(1)

Lessor may make substitutions of like quality on all materials, if

Deemed necessary, to expedite work.

(2)

Change Orders must be issued and approved if Lessee desires to deviate from the standard materials, finishes and/or equipment, as outlined above.

(3)

Finish fit-out will conform to all state and local codes.

EXHIBIT “C”

39'-0"
EXISTING 3070
EXIT
FE
8'x9' OHD TAILGATE
12'w x 14'h OHD DRIVE-IN
SUITE 104
* Construction
Built Floor to Ceiling Wall in Warehouse Area with Double Doors (6ft wide & 7ft height)
Install Double basin sink & plumbing
Built Lab Bench & Shelving
Venting top thru ceilings
38'-6"
7'-6 1/2"
30'-9 1/2"
P/R
WAREHOUSE
80"
3068
4'wide X 3'high FIXED WINDOW
4'wide X 3'high FIXED WINDOW
PLUMBING WALL
OFFICE
CONFERENCE ROOM
15'-0"
6'-2 1/2"
12'-0"
12'-0"
COPY/FAX
KITCHEN
5'-2"
DSL ETC.
7'-6"
CLOSET
9'-9 3/4"
19'-0 1/4"
14'-7 1/2"
17'-1 1/4"
RECEPTION
OFFICE
OFFICE
14'-0"
LOBBY
7'-6 1/2
4'-3 1/4"
10'-9 3/4"
10'-0"
7'-10 1/2"
EXISTING 3070

AREA INFORMATION:	SHOWN
FIRST FLOOR DIMENSIONS:	
FIRST FLOOR OFFICE:	1,501
FIRST FLOOR WAREHOUSE:	4,625
FINAL TOTAL SQUARE FOOTAGE:	6,126

Any Work performed by Lessee that requires the roof to be penetrated must be done by Lessor’s roofing contractor, in accordance with Section 31 of the Lease.